                                                                                Exhibit 16.1

January 8, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Jaco Electronics, Inc.
File No. 000-05896

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Jaco Electronics, Inc. dated January 8, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP